Product Name	CUSIP	Ticker	Closing Date	Closing Price	Indicative Value Ticker	Closing Indicative Date	Closing Indicative Value	Shares Outstanding	Market Capitalization	Fee
ETN Linked to the MLPX	22542D852	MLPN	11 May 2010	$19.45	MLPNIV	11 May 2010	$19.36	2,000,000	$38,900,000	0.85%

You may access the pricing supplement related to the offering above on the SEC website at:http://sec.gov/Archives/edgar/data/1053092/000104746910005088/a2198450z424b2.htm

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the applicable pricing supplement, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009 that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this term sheet, underlying supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

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